UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2009

MONEYLOGIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada		33-0680443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Edgeley Blvd,
Suite 12
Concord, Ontario L4K 3Y4
 (Address of principal executive offices)

(905) 761-1400
(Telephone number, including area code)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

Effective November 15, 2009, Mr. Mike Knarr resigned as the President, Chief Executive Officer and a Director of Moneylogix Group, Inc. (the “Company”).  Mr Knarr’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of President and Chief Executive Officer

Effective November 15, 2009, the board of directors of the Company appointed Mr. Gary Cilevitz, the Company’s current Chief Financial Officer as President and Chief Executive Officer of the Company.

Family Relationships

Mr. Cilevitz does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

Mr Cilevitz does have an employment agreement with the Company.

(d) Exhibits

Exhibit
Number	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 20, 2009		MONEYLOGIX GROUP, INC.

	By:	/s/ Gary Cilevitz
GARY CILEVITZ President & Chief Executive Officer